Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-267702) and related prospectus of DICE Therapeutics, Inc., and
(2)
Registration Statements (Form S-8 Nos. 333-259565 and 333-263901) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan, of DICE Therapeutics, Inc.;

of our report dated March 15, 2023, with respect to the consolidated financial statements of DICE Therapeutics, Inc., included in this Annual Report (Form 10-K) of DICE Therapeutics, Inc., for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Jose, California

March 15, 2023